Exhibit 99.6

FORM OF

BENEFICIAL OWNER ELECTION FORM

CLEARSIGN COMBUSTION CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering (the “Rights Offering”) by ClearSign Combustion Corporation (the “Company”), of non-transferable subscription rights (the “Subscription Rights”) to purchase units (the “Units”), each such Unit comprised of one share of the Company’s common stock, $0.0001 par value (“Common Stock”), and one warrant to purchase one share of Common Stock.

This will instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus Supplement. (Check the applicable boxes and provide all required information.)

☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Units.

☐ Please EXERCISE SUBSCRIPTION RIGHTS for Units as set forth below:

	Number of Units	Per Unit Subscription Price	Payment Amount for all Units

Subscription Right		$4.00	$
	Total Payment Required		$

If you spoke with a broker who solicited such exercise, please indicate the name of the person with whom you spoke:

☐ Payment in the following amount is enclosed $_________ (must match Total Payment Required above)

☐ Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be deducted: $

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus Supplement; and

•	agree that if I (we) fail to pay for the shares I (we) have elected to purchase, the exercise will be invalid.

Signature:

Print Name and Title:

Address:

Telephone Number:

Date: